UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2020

CYTRX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-15327	58-1642740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11726 San Vicente Boulevard, Suite 650

Los Angeles, California 90049

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 826-5648

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On December 13, 2019, the Board of Directors (the “Board”) of CytRx Corporation, a Delaware corporation (the “Company”), authorized and declared a dividend of one right (a “Right”) for each of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (“Common Stock”). The dividend was paid to the stockholders of record at the close of business on December 23, 2019 (the “Record Date”). Each Right entitled the registered holder, subject to the terms of the Original Rights Agreement (as defined below), to purchase from the Company one one-thousandth of a share of the Company’s Series B Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), at a price of $5.00 (the “Purchase Price”), subject to certain adjustments. The description and terms of the Rights were set forth in the Rights Agreement, dated as of December 13, 2019 (the “Original Rights Agreement”), by and between the Company and American Stock Transfer &Trust Company, LLC, as Rights Agent (the “Rights Agent”).

On November 12, 2020, the Board approved an amendment and restatement of the Original Rights Agreement (as amended and restated, the “Amended and Restated Rights Agreement”) to effect certain changes to the Original Rights Agreement, including (i) reducing the duration to a term of three years, subject to certain earlier expiration as described in more detail below, and (ii) lowering the beneficial ownership threshold at which a person or group of persons becomes an Acquiring Person (as defined below) to 4.95% or more of the Company’s outstanding shares of Common Stock, subject to certain exceptions. The Amended and Restated Rights Agreement is designed to discourage (i) any person or group of persons from acquiring beneficial ownership of more than 4.95% of the Company’s shares of Common Stock and (ii) any existing stockholder currently beneficially holding 4.95% or more of the Company’s shares of Common Stock from acquiring additional shares of the Company’s Common Stock.

The purpose of the Amended and Restated Rights Agreement is to protect value by preserving the Company’s ability to utilize its net operating losses and certain other tax attributes (collectively, the “Tax Benefits”) to offset potential future income tax obligations. The Company’s ability to use its Tax Benefits would be substantially limited if it experiences an “ownership change,” as such term is defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Tax Code”). A corporation generally will experience an ownership change if the percentage of the corporation’s stock owned by its “5-percent shareholders,” as defined in Section 382 of the Tax Code, increases by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. The Amended and Restated Rights Agreement is intended to reduce the likelihood the Company would experience an ownership change under Section 382 of the Tax Code.

The Rights will not be exercisable until the earlier to occur of (i) the close of business on the tenth business day after a public announcement or filing that a person or group of affiliated or associated persons has become an “Acquiring Person,” which is defined as a person or group of affiliated or associated persons that, at any time after the date of the Amended and Restated Rights Agreement, has acquired, or obtained the right to acquire, beneficial ownership of 4.95% or more of the Company’s outstanding shares of Common Stock, subject to certain exceptions or (ii) the close of business on the tenth business day after the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”) (provided, however, that if such tender or exchange offer is terminated prior to the occurrence of the Distribution Date, then no Distribution Date shall occur as a result of such tender or exchange offer).

With respect to certificates representing shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such shares of Common Stock registered in the names of the holders thereof, and not by separate Rights Certificates (as defined below). With respect to book entry shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by the balances indicated in the book entry account system of the transfer agent for the Common Stock, registered in the names of the holders thereof. Until the earlier of the Distribution Date and the Expiration Date (as defined below), the transfer of any shares of Common Stock outstanding on the Record Date will also constitute the transfer of the Rights associated with such shares of Common Stock. As soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and such Rights Certificates alone will evidence the Rights.

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The Rights, which are not exercisable until the Distribution Date, will expire at or prior to the earliest of (i) the close of business on November 16, 2023; (ii) the time at which the Rights are redeemed pursuant to the Amended and Restated Rights Agreement; (iii) the time at which the Rights are exchanged pursuant to the Amended and Restated Rights Agreement; (iv) the time at which the Rights are terminated upon the occurrence of certain mergers or other transactions approved in advance by the Board; and (v) the close of business on the date set by the Board following a determination by the Board that (x) the Amended and Restated Rights Agreement is no longer necessary or desirable for the preservation of the Tax Benefits or (y) no Tax Benefits are available to be carried forward or are otherwise available (the earliest of (i), (ii), (iii), (iv) and (v) is referred to as the “Expiration Date”).

Each share of Preferred Stock will be entitled, when, as and if declared, to a preferential per share quarterly dividend payment equal to the greater of (i) $1.00 per share or (ii) an amount equal to 1,000 times the dividend declared per share of Common Stock. Each share of Preferred Stock will entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company. In the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per one share of Common Stock.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are each subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock or convertible securities at less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above). The number of outstanding Rights and the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split, reverse stock split, stock dividends and other similar transactions involving the Common Stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than the Rights beneficially owned by the Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the Purchase Price.

In the event that, after a person or a group of affiliated or associated persons has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction, or 50% or more of the Company’s assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current purchase price of the Right, that number of shares of common stock of the acquiring company having a market value at the time of that transaction equal to two times the Purchase Price.

With certain exceptions, no adjustment in the Purchase Price will be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the trading day immediately prior to the date of exercise.

At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition of beneficial ownership by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board, at its option, may exchange each Right (other than Rights owned by such person or group of affiliated or associated persons which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock per outstanding Right (subject to adjustment).

In connection with any exercise or exchange of the Rights, no holder of a Right will be entitled to receive shares of Common Stock if receipt of such shares would result in such holder, together with such holder’s affiliates and associates, beneficially owning more than 4.95% of the then-outstanding Common Stock (such shares, the “Excess Shares”) and the Board determines that such holder’s receipt of Excess Shares would jeopardize or endanger the value or availability of the Tax Benefits or the Board otherwise determines that such holder’s receipt of Excess Shares is not in the best interests of the Company. In lieu of such Excess Shares, such holder will only be entitled to receive cash or a note or other evidence of indebtedness with a principal amount equal to the then-current market price of the Common Stock multiplied by the number of Excess Shares that would otherwise have been issuable.

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At any time before the Distribution Date, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to certain adjustments) (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.

Immediately upon the action of the Board electing to redeem or exchange the Rights, the Company shall make a public announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Board may amend or supplement the Amended and Restated Rights Agreement without the approval of any holders of Rights, including, without limitation, in order to (a) cure any ambiguity, (b) correct inconsistent provisions, (c) alter time period provisions, including the Expiration Date, or (d) make additional changes to the Amended and Restated Rights Agreement that the Board deems necessary or desirable. However, from and after the date any person or group of affiliated or associated persons becomes an Acquiring Person, the Amended and Restated Rights Agreement may not be supplemented or amended in any manner that would adversely affect the interests of the holders of Rights.

The Amended and Restated Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Amended and Restated Rights Agreement herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 4.1.

Item 3.03	Material Modification of Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation

In connection with the adoption of the Original Rights Agreement, the Board approved a Certificate of Designation of Series B Junior Participating Preferred Stock (the “Original Certificate of Designation”). The Original Certificate of Designation was filed with the Secretary of State of the State of Delaware on December 18, 2019. In connection with the adoption of the Amended and Restated Rights Agreement, the Board approved an amendment and restatement of the Original Certificate of Designation (the “Certificate of Designation”). The Certificate of Designation was filed with the Secretary of State of the State of Delaware. See the description in Item 1.01 of this Current Report on Form 8-K for a more complete description of the rights and preferences of the Preferred Stock.

The Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The description of the Certificate of Designation herein does not purport to be complete and is qualified in its entirety by Exhibit 3.1.

Bylaw Amendments

On November 12, 2020, the Board approved and adopted the Amended and Restated By-Laws (as amended and restated, the “Bylaws”) to (i) clarify and update certain corporate procedures, (ii) remove certain outdated provisions and eliminate redundancies and (iii) make various technical and conforming changes. The Bylaws were effective immediately and include, among other things, the following changes (the “Bylaws Amendments”):

●	updating the advance notice requirements for director nominations and shareholder proposals;
●	clarifying the voting standard for items of business other than the election of directors, which shall be authorized by an affirmative majority of the shares present in person or represented by proxy and entitled to vote, unless the Company’s Certificate of Incorporation or Delaware General Corporation Law require otherwise;
●	removing the ability of shareholders to adjourn stockholder meetings;
●	granting shareholders the exclusive power to remove Board directors, only for cause;
●	providing that any shareholder action by written consent of stockholders must be unanimous;
●	specifying the powers of the chairman of a stockholder meeting over the conduct of such meetings; and
●	generally updating the language for electronic communications, including expressly providing that a stockholder meeting may be held solely by remote communications.

The complete text of the Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference. The description of the Bylaws Amendments herein does not purport to be complete and is qualified in its entirety by Exhibit 3.2.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

3.1	Amended and Restated Certificate of Designation of Series B Junior Participating Preferred Stock of CytRx Corporation
3.2	Amended and Restated By-Laws of CytRx Corporation, effective November 12, 2020
4.1	Amended and Restated Rights Agreement, dated as of November 16, 2020, by and between CytRx Corporation and American Stock Transfer & Trust Company, as Rights Agent

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION
Date: November 17, 2020	/s/ John Y. Caloz
John Y. Caloz
Chief Financial Officer